                                                                  Exhibit 99.1
                                                                  ------------

                       [TRANSPRO LOGO]

                                              FOR:     TRANSPRO, INC.

                                              Contact:
                                              Richard A. Wisot
                                              Chief Financial Officer
                                              (203) 401-6452
FOR IMMEDIATE RELEASE
---------------------                         Financial Dynamics
                                              Investors: Christine Mohrmann,
                                              Eric Boyriven
                                              (212) 850-5600

               TRANSPRO, INC. REPORTS SECOND QUARTER 2004 RESULTS
                           - NET SALES INCREASE 24% -
                 - GENERATES OPERATING INCOME OF $1.7 MILLION -
  - NET INCOME OF $0.11 PER DILUTED SHARE VERSUS NET LOSS OF $0.09 A YEAR AGO -
    - WILL RESTATE FIRST QUARTER 2004 NET LOSS BY INCREASE OF $0.2 MILLION -

NEW HAVEN, CONNECTICUT, August 16, 2004 - Transpro, Inc. (AMEX: TPR) today announced results for the second quarter and six months ended June 30, 2004.

Charles E. Johnson, President and Chief Executive Officer of Transpro, Inc.
stated, "We are pleased with our results for the second quarter of 2004, which reflect the successful execution of our operating strategy and the steady improvement we've seen in many of our markets. As conditions improve and sales increase, the benefits of our efforts to reduce costs and improve our market position become more evident. In addition to these efforts in the quarter, we also saw the benefit of new customer wins and increased demand for our products in many of the markets in which we operate. The result was a significant improvement in operating performance for the quarter. In fact, the return of strength to many of our end markets highlights the earnings leverage our efforts have built into the Company, as a 24% increase in revenues led to a 41% increase in gross margin and a swing from an operating loss a year ago to operating income."

In a previous release dated July 27, 2004, the Company indicated that it was reviewing the accounting associated with the revenue recognition impact of shipping terms to certain customers near quarters' end. The completed review identified $1.3 million of net sales and $0.2 million of corresponding profit that had been previously recognized when shipped in the first quarter of
2004 rather than when received by the customer in the second quarter of 2004. As a result, although the Company intends to restate its results for the three-month period ended March 31, 2004, there is no impact on the financial results for the six-month period ended June 30, 2004. The Company has determined that the impact of this issue on other prior periods was not material and that no changes are required with respect to the financial statements for other prior periods. The Company expects to file an amended Form 10-Q for the first quarter of 2004 not later than August 20, 2004.

For the second quarter of 2004, net sales increased 23.9% to $72.2 million, including the sales adjustment noted above, compared to $58.3 million in the second quarter of 2003. Net sales in the Automotive and Light Truck Group rose
18.7% to $51.3 million, compared with $43.2 million in the second quarter of
2003. These results reflect significantly improved demand for the Company's heat exchange products, driven by seasonal inventory re-stocking by some of the
Company's customers, as well as incremental sales from heat exchange and temperature control new business programs that began subsequent to the second quarter of 2003. Somewhat offsetting these factors were challenging conditions for Transpro's Temperature Control Unit, which continued to experience a soft market as a result of mild weather conditions that delayed the start of the summer selling season and a shift in the buying strategy of its customer base toward buying only as needed, instead of seasonal pre-stocking.

Net sales in the Heavy Duty Group increased 38.8% to $20.9 million, compared with the somewhat depressed levels of $15.1 million in the year ago period. The
Group's results continue to reflect increased demand from the Company's OEM customers due to increasing Class 7 and 8 truck sales, as well as incremental revenues from new business announced subsequent to the second quarter of last year. The significant increase in the Group's revenue levels also reflects the positive effect of an improving economy on demand for the Company's Heavy Duty
Aftermarket products and revenues from new Aftermarket product lines introduced into the marketplace over the last year.

Consolidated gross margin for the second quarter of 2004 was $12.7 million or
17.6% of net sales, an improvement over gross margins of $9.0 million, or 15.4%
of net sales in the prior year period. The improvements in gross margins reflect the benefits of higher net sales and the Company's cost reduction efforts in both the Automotive and Light Truck and Heavy Duty segments.

Selling, general and administrative (SG&A) expenses for the 2004 second quarter were $10.9 million, or 15.1% of sales, compared to $9.7 million, or 16.6% of sales in the year-ago period, reflecting the Company's ability to leverage its current SG&A infrastructure to support higher sales levels along with reduced operating costs.

For the second quarter of 2004, the Company reported operating income of $1.7 million, compared to an operating loss in the year ago period of $1.2 million.
The operating loss in the year ago period included $0.5 million in restructuring and special charges.

The Company reported net income of $0.8 million or $0.11 per diluted share for the second quarter of 2004, compared to a net loss of $0.6 million, or $0.09 per diluted share, in the year ago period.

Mr. Johnson continued, "Over the past three years, Transpro has worked to posture itself for a changing marketplace. We have reduced costs, initiated new sales and marketing campaigns, broadened our

product lines, and, most importantly, we have never lost focus on customer service. The drivers in our markets have not changed, and with market conditions returning to more reasonable levels across most of the sectors we serve, we've seen a corresponding improvement in our financial results during the first half of 2004."

For the six months ended June 30, 2004, net sales increased 19.0% to $132.1 million, compared to $111.0 million for the same period in 2003. Operating income for the first half of 2004 was $1.9 million, compared to an operating loss of $5.1 million in the same period a year ago, which included $1.0 million of restructuring charges. Transpro's net income for the 2004 six-month period was $0.2 million, or $0.02 per diluted share, compared to a net loss of $4.9 million, or $0.70 per diluted share, for the six months ended June 30, 2003.

Mr. Johnson concluded, "Given reasonable ongoing market conditions, we continue to expect to generate a net profit in 2004. It is fair to say we have been tempered by the lessons learned in 2003, and recognize that challenges remain for this year, including rising raw material costs, high fuel costs, the softness we see in the market for our Temperature Control products, rising interest rates and a pricing environment that remains highly competitive. While all these factors call for caution, Transpro's favorable performance so far this year is most encouraging and speaks well of our continued commitment to our
`Five Strategic Corporate Values'. Going forward, we remain committed to posturing Transpro to meet the challenges of our changing markets."

TRANSPRO, INC. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.

TRANSPRO, INC.'S STRATEGIC CORPORATE VALUES ARE:
o    Being An Exemplary Corporate Citizen
o    Employing Exceptional People
o    Dedication To World-Class Quality Standards
o    Market Leadership Through Superior Customer Service
o    Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS
--------------------------

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual
Report on Form 10-K contains certain detailed factors that could cause the
Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.

                                - TABLES FOLLOW -

                                 TRANSPRO, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)

                                                           THREE MONTHS                    SIX MONTHS
                                                          ENDED JUNE 30,                 ENDED JUNE 30,
                                                    ---------------------------    ---------------------------
                                                        2004           2003            2004           2003
                                                    ------------   -----------     ------------   ------------

Net sales                                              $ 72,221       $ 58,302        $132,116       $111,002
Cost of sales                                            59,539         49,304         109,175         94,813
                                                    ------------   ------------    ------------   ------------
Gross margin                                             12,682          8,998          22,941         16,189

Selling, general and administrative expenses             10,934          9,680          21,050         20,342
Restructuring and other special charges                      --            540              --            958
                                                    ------------   ------------    ------------   ------------
Operating income (loss)                                   1,748         (1,222)          1,891         (5,111)
Interest expense                                            880          1,063           1,719          1,912
                                                    ------------   ------------    ------------   ------------
Income (loss) before taxes                                  868         (2,285)            172         (7,023)
Income tax provision (benefit)                               65         (1,678)             12         (2,081)
                                                   ------------    ------------   ------------   ------------
Net income (loss)                                          $803         $ (607)          $ 160        $(4,942)
                                                    ============   ============    ============   ============

Shares outstanding:
    Basic                                                 7,106          7,106           7,106           7,106
    Diluted                                               7,313          7,106           7,281           7,106

Net income (loss) per share:
    Basic                                                $ 0.11        $ (0.09)         $ 0.02         $ (0.70)
    Diluted                                              $ 0.11        $ (0.09)         $ 0.02         $ (0.70)

                                  Table 1 of 3

                                 TRANSPRO, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                               (UNAUDITED)
                                                              JUNE 30, 2004                   DECEMBER 31, 2003
                                                            -------------------            -------------------------

  Accounts receivable, net                                             $54,780                              $46,056
  Inventories, net                                                      74,614                               71,427
  Other current assets                                                   5,196                                6,133
  Net property, plant and equipment                                     24,207                               24,154
  Other assets                                                           8,537                                9,408
                                                            -------------------            -------------------------
  Total assets                                                        $167,334                             $157,178
                                                            ===================            =========================

  Accounts payable                                                     $41,348                              $32,816
  Accrued liabilities                                                   20,118                               18,134
  Total debt                                                            50,717                               50,944
  Other long-term liabilities                                           11,403                               11,664
  Stockholders' equity                                                  43,748                               43,620
                                                            -------------------            -------------------------
  Total liabilities and stockholders' equity                          $167,334                             $157,178
                                                            ===================            =========================

                                  Table 2 of 3

                                 TRANSPRO, INC.
                            SUPPLEMENTARY INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                             THREE MONTHS                        SIX MONTHS
                                                            ENDED JUNE 30,                     ENDED JUNE 30,
                                                    --------------------------------   --------------------------------
                                                        2004              2003             2004               2003
                                                    --------------    --------------   --------------    --------------

SEGMENT DATA
------------
Net sales:
Automotive and light truck                               $ 51,284          $ 43,222          $93,363           $82,318
Heavy duty                                                 20,937            15,080           38,753            28,684
                                                    --------------    --------------   --------------    --------------
   Total                                                 $ 72,221          $ 58,302         $132,116          $111,002
                                                    ==============    ==============   ==============    ==============

Operating income (loss):
Automotive and light truck                               $  2,169            $  425          $ 3,986           $  (207)
Restructuring and other special charges                        --              (326)              --              (386)
                                                    --------------    --------------   --------------    --------------
   Automotive and light truck total                         2,169                99            3,986              (593)
                                                    --------------    --------------   --------------    --------------
Heavy duty                                                  1,069                (8)           1,042            (1,358)
Restructuring and other special charges                        --              (214)              --              (572)
                                                    --------------    --------------   --------------    --------------
   Heavy duty total                                         1,069              (222)           1,042            (1,930)
                                                   --------------    --------------   --------------    --------------
Corporate expenses                                         (1,490)           (1,099)          (3,137)           (2,588)
                                                    --------------    --------------   --------------    --------------
   Total                                                  $ 1,748          $ (1,222)         $ 1,891          $ (5,111)
                                                    ==============    ==============   ==============    ==============

CAPITAL EXPENDITURES, NET                                 $ 1,815           $ 1,149          $ 2,533           $ 1,548
-------------------------                           ==============    ==============   ==============    ==============

                                  Table 3 of 3

                                       END